EXHIBIT 10.1
APA ADDENDUM
This APA Addendum (this "Addendum") is entered into as of December__, 2015, by and between Luna Innovations Incorporated, a Delaware corporation having its principal place of business at 301 1st Street, SW, Suite 200, Roanoke, Virginia, 24011 ("Seller"), and Intuitive Surgical Operations, Inc., a Delaware corporation having its principal place of business at 1266 Kifer Road, Sunnyvale, California, 94086 ("Purchaser"), and Intuitive Surgical International, Ltd., a Cayman Islands company and an indirect and wholly-owned subsidiary of Purchaser ("ISIL").
W I T N E S S E T H
WHEREAS, Seller and Purchaser and ISIL are parties to an Asset Purchase Agreement dated as of January 17, 2014 (the "Asset Purchase Agreement"), pursuant to which Purchaser purchased certain assets of Seller in consideration of certain payments (all capitalized terms used but not defined herein shall have the meanings set forth in the Asset Purchase Agreement).
WHEREAS, the only remaining payments of the Purchase Price are a Technical Requirements Payment of up to $8,000,000 and up to $10,000,000 in aggregate royalty payments as provided in Sections 2.5(b) and (c) of the Asset Purchase Agreement, respectively (together, the "Remaining Payments").
WHEREAS, the Parties wish to agree for Purchaser and ISIL to make a lump sum total payment of $9,000,000 to Seller in full satisfaction of the Remaining Payments.
NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows.

1.	Payment and Satisfaction

a.	Purchaser and ISIL shall pay Seller a total payment of $9,000,000 on the date hereof by wire transfer of immediately available funds in consideration and full satisfaction of the Remaining Payments.

b.
Upon receipt by Seller of the total payment of $9,000,000, Purchaser and ISIL shall have no further financial obligations under Section 2.5 or any other Section of the Asset Purchase Agreement in respect of the Purchase Price and the Purchase Price shall be deemed to be fully paid and satisfied.

2.
Mutual Release. In full consideration of and in exchange for the promises and consideration provided, the Parties hereby release and discharge each other and all of their respective stockholders, agents, partners, affiliates, attorneys, employees, officers, directors, assigns and insurers ("Releasees") from all liability, claims and causes of action, whether known, unknown, unforeseen, unanticipated or latent, which any Party hereto may have or claim to have against the other arising prior to the effective date of this Addendum, including without limitation, claims relating to the

Asset Purchase Agreement, the transactions contemplated thereby and the performance of the Parties thereunder. It is further understood and agreed by the Parties that as a condition of this Addendum, the Parties hereby expressly waive and relinquish any and all claims, rights or benefits that they may have under California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

In connection with such waiver and relinquishment, the Parties hereby acknowledge that they or their attorneys may hereafter discover claims or facts in addition to, or different from, those which they now know or believe to exist, but that they expressly agree to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on their behalf against Releases at the time of execution of this Addendum. The Parties further acknowledge, understand and agree that this representation and commitment is essential to each Party and that this Addendum would not have been entered into were it not for this representation and commitment.

3.
Miscellaneous. Except as modified hereby, the terms of the Asset Purchase Agreement remain in full force and effect. The provisions of Section 11 of the Asset Purchase Agreement are hereby incorporated herein.

IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Addendum as of the date first written above.
LUNA INNOVATIONS INCORPORATED

By: _____/s/ My E. Chung__________________
Name: My E. Chung
Title: President & CEO

INTUITIVE SURGICAL OPERATIONS, INC.

By: /s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President & CFO

INTUITIVE SURGICAL INTERNATIONAL LTD.

By: /s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President & CFO